UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2007

Date of Report

(Date of earliest event reported)

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-13801	95-2888568
(Commission File No.)	(IRS Employer Identification Number)

18191 Von Karman Avenue, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 31, 2007, Quality Systems, Inc. (the “Company”) held a conference call concerning its financial performance for the period ended September 30, 2007. A transcript of the conference call is attached to this Form 8-K as Exhibit 99.1. The conference call contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Use of Non-GAAP Financial Measures

The Company from time to time discloses its Days Sales Outstanding (“DSO”), which is a non-GAAP financial measure. During the quarter ended September 30, 2007, DSO was 138 days. The Company calculates DSO as follows: Net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable net of any reserves for bad debts is then divided by that average daily sales amount resulting in a DSO figure. For the quarter ended September 30, 2007, the calculation was as follows:

Quarterly Revenue:	$45,146,000

Annualized (X 4):	$180,584,000

Divided by 365:	$494,751	= Average daily revenue

Net Accounts Receivable:	$68,374,000

Divided by average daily revenue:	$494,751

Equals:	138 days (rounded)

The Company believes the use of DSO provides useful information to investors regarding the Company’s ability to convert its receivables into cash. DSO thus provides more detailed information regarding the Company’s financial results than the financial measures calculated and presented in accordance with GAAP.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 9.	01	Financial Statements and Exhibits

(d)	Exhibits.
99.1	Transcript of conference call held on October 31 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	QUALITY SYSTEMS, INC.

By:	/s/ Paul Holt

Paul Holt

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Transcript of conference call held on October 31, 2007.

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